EXHIBIT 99.1

IMMEDIATE RELEASE	NEWS

October 25, 2013	NASDAQ: EVOL

Evolving Systems Acquires Telespree Communications, Gaining Cloud-Based Activation Platform

Expands DSA Solution with Complementary SaaS Service Enablement and Accelerates Momentum into US Market

ENGLEWOOD, Colorado — Evolving Systems, Inc. (NASDAQ: EVOL), a leading provider of activation-based solutions to telecom operators worldwide, today announced it has acquired privately held Telespree Communications, a SaaS provider of service activation, self-service mobile applications and data enablement solutions to wireless carriers and MVNOs.  Telespree is based in San Francisco, CA.

Highlights of the acquisition include:

•                  Telespree’s customer base is comprised entirely of US-based carriers and MVNOs with over 50% of revenue derived from a tier-1 wireless carrier.  This complements Evolving Systems’ overseas customer base and provides the Company with significant expansion opportunities in North American markets.

•                  Telespree’s cloud-based service activation and mobile broadband enablement solutions are ideal extensions to Evolving Systems’ Dynamic SIM Allocation™ (DSA) solution. Telespree’s deep experience with SaaS solutions, which account for 100% of its revenue, will provide Evolving Systems with immediate benefits as the Company prepares to introduce a SaaS version of its DSA solution. Telespree will also augment Evolving Systems’ expertise in the areas of Android and iOS mobile app development and turnkey platform development.

•                  Through Telespree’s Dataspree Control Solutions, Evolving Systems  will accelerate and expand its solutions for the connected device and M2M markets.

•                  Telespree holds 11 US patents — seven of which have relevance to SIM cards and Evolving Systems’ DSA solution — which further strengthens the Company’s growing IP portfolio. Evolving Systems recently was granted its fourth US patent on elements of its DSA solution.

“Telespree’s production-proven SaaS-based activation solutions and US customer base are great additions to Evolving Systems. Specifically, Telespree’s unique mobile broadband service enablement SaaS platform — offered to both LTE and 3G carriers — as well as their M2M cloud solution will position us to capitalize on demand in both domestic and international markets,” said Thad Dupper, Chairman and CEO of Evolving

Systems. “Our acquisition of Telespree supports our strategic plans to offer SaaS as well as premise-based solutions and continues our transition to more of a recurring revenue business model.”

“We are excited about joining Evolving Systems,” said Ellen Schwab, CEO of Telespree. “Our product portfolio and SaaS expertise are extremely complementary to Evolving Systems’ operations and we look forward to working with their team to offer these solutions internationally. I am also confident, given the synergy between the two companies, that the combined teams will continue to develop and deliver innovative, industry leading solutions worldwide.”

For further information regarding the acquisition see the Company’s Form 8-K to be filed with the U.S. SEC on or before October 30, 2013.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ: EVOL) is a provider of software and services to 60 network operators in over 40 countries worldwide. The Company’s product portfolio includes market-leading activation products that address subscriber service activation, SIM card activation, mobile broadband activation as well as the activation of connected devices. Founded in 1985, the Company has headquarters in Englewood, Colorado, with offices in the United Kingdom, India and Malaysia. For more information please visit www.evolving.com or follow us on Twitter:  http://twitter.com/EvolvingSystems.

About Telespree

Telespree is a leading enabler of cloud-based wireless data services for carriers, retailers, MVNOs and wholesale providers. Since 2000, Telespree has been helping its customers monetize mobile services on phones, smartphones, PCs, tablets, and other data devices — more than 35 million mobile subscribers have used Telespree Solutions to manage their voice and data subscriptions. Telespree’s Mobile Services Platform delivers service enrollment, session monitoring, policy management, real-time charging and mobile marketing services via a hosted, virtualized environment — providing for cost-effective and scalable deployments.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the United States’ Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Specifically, Evolving Systems’ statements about the impact of the acquisition described in this press release, Evolving Systems’ plans to offer its DSA solution as a SaaS offering and the ability of Telespree’s products and Evolving Systems’ DSA solution to handle future needs of customers are forward-looking statements. Readers should not place undue reliance on these forward-looking statements, and Evolving Systems may not undertake to update these forward-looking statements. Actual results could differ materially because of many factors, such as internal budgeting changes of customers, the impact of competition and the general state of the telecommunications industry. For a more extensive discussion of Evolving Systems’ business, please refer to the Company’s Form 10-K filed with the U.S. SEC on March 12, 2013, as well as subsequently filed Forms 10-K/A, 10-Q, 10-Q/A, 8-K and press releases and the Company’s website at www.evolving.com.

CONTACTS

Investor Relations	Evolving Systems	Press Relations
Jay Pfeiffer Pfeiffer High Investor Relations, Inc. 303.393.7044 jay@pfeifferhigh.com	Jo Windel Marketing Manager +44 (0)1225 478062 jo.windel@evolving.com	Hayley Goff/Chris Harris The Whiteoaks Consultancy +44 (0)1252 727313 chrish@whiteoaks.co.uk